Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form F-3 (No. 333-205700) of our report dated March 23, 2015 relating to the financial statements, which appears in BioLineRx Ltd.'s Annual Report on Form 20-F for the year ended December 31, 2014.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Tel-Aviv, Israel October 16, 2015	/s /Kesselman & Kesselman Certified Public Accountants (Isr.) A member firm of PricewaterhouseCoopers International Limited